THIS AGREEMENT made effective the 31st day of December, 2004.

BETWEEN:

Chiropractic USA, Inc., a company incorporated under the laws of the State of Colorado

(hereinafter referred to as the "Vendor")

OF THE FIRST PART

AND:

LSI GROUP, LLC., a company organized under the laws of the State of Louisiana

(hereinafter referred to as “LSI” or the "Purchaser")

OF THE SECOND PART

AGREEMENT
RE: SALE AND PURCHASE OF ASSETS

WHEREAS:

A.                       The Vendor owns and operates three Chiropractic clinics identified in Schedule "A" attached hereto (the "Clinics") located in and around Lake Charles, Louisiana; and

B.                       The Purchaser is desirous of purchasing the Clinics, the Accounts Receivable of the Clinics and those assets as located in the premises of the Clinics on the terms and conditions hereinafter set forth; and

                           WITNESS THEREFORE that the parties hereto for good and valuable consideration, the sufficiency of which is hereby acknowledged by each of the parties hereto, covenant and agree each with the others as follows:

ARTICLE I - DEFINITIONS

1.01                       In this agreement, unless there is something in the subject matter or context inconsistent therewith:

(a)	"Closing Date" shall mean December 31st , 2004

(b)	"Effective Date" shall mean December 31st , 2004;

(c)	"Permitted Encumbrances" shall mean the encumbrances permitted to remain on the Assets for thirty (30) days subsequent to the Closing Date and are identified on Schedule "B" hereto;

(d)	"Premises" shall mean those Chiropractic Clinics located and identified as indicated on Schedule "A" attached hereto;

(d)	"Purchase Price" shall mean the sum of One Million (USD $1,000,000) Dollars;

(e)	"Retained Assets" shall mean as at the Effective Date:

(i) all of the Vendor's investments or whatsoever nature extraneous to the operation and conduct of the Clinics:

(f)
"Transition Period" shall mean the month of January, 2005 wherein the Vendor shall manage the Clinics pursuant to a management arrangement with the Purchaser, as more clearly set out in Article 6.01 below.

(g)
"Working Assets" shall mean the Clinics as a going concern and all property and assets of the Vendor as at the Effective Date including the accounts receivable of the Clinics excepting only the Retained Assets.

ARTICLE II - SALE OF ASSETS

2.01                       Agreement to Sell and Purchase

                               The Vendor agrees to sell to the Purchaser and the Purchaser agrees to purchase as of the Effective Date, all of the accounts receivable of the Clinics (the “Accounts Receivable”) together with all of the Working Assets, which for greater clarity but without in any way restricting the foregoing definition of Working Assets, shall include:

(a)	Equipment and Leasehold Improvements

All of the Vendor's leasehold improvements, clinic and office equipment, furniture, appliances, implements, tools and furnishings currently in use and not attached to the buildings, including each and every item set forth and enumerated in Schedule "B" hereto;

(b)	Third Party Ownership of Assets

Where such equipment is not owned directly by the Vendor, the Purchaser undertakes to assume any and all leases or hire purchase agreements or conditional sales contracts the Vendor is obligated to as related to the Clinics and the operations thereof within thirty (30) days of the Closing Date;

(c)	Stock-in-Trade

All of the Vendor's stock-in-trade of goods, wares and merchandise on hand for resale including each and every item set forth and enumerated in Schedule "C" hereto, as well as all other ancillary materials located at the Premises;

(d)	Goodwill

The Clinics is a going concern and the goodwill thereof (the "Goodwill") which shall include:

(i) Executory Contracts

Those executory contracts with various suppliers of goods, wares, merchandise, supplies and services;

(ii) Licenses

All licenses, permits and other required authorizations issued by the government or agency thereof required in the continued operation of the Clinics, to the extent that the same may be assignable by the Vendor (the "Licenses").

(e)	Prepaid Expenses

It is intended by the parties hereto that the Purchase Price, as paid to the Vendor pursuant to the provisions of Article 4.01 below, shall constitute full and complete payment of all prepaid rents and other prepaid expenses for each of the Premises of the Clinics and all product inventories and other ancillary items located on the premises of the Clinics as at the Closing Date. Yellow page advertising contracts not paid for are assumed by the Purchaser.

(f)	Patient Records and Files

All records and files of all patients of the Clinics who have undergone care or visited any of the clinics which form any part of the Clinics. During the due diligence as carried out by the Purchaser, the Purchaser hereby covenants to keep all such patient records and files that come into its possession strictly confidential. In the event the transaction does not close as contemplated herein, all such patient records and files, and/or copies thereof in the possession of the Purchaser shall be returned to the Vendor.

2.02                       Accounts Receivable

                               It is intended by the parties hereto that in addition to the Working Assets being acquired hereunder by the Purchaser, the Purchaser shall also acquire all of the Accounts Receivable of the Clinics. It is agreed that accounts receivable of the Clinics shall be included in the Purchase Price and this amount shall be allocated as a portion of the Purchase Price as determined by the Vendor in its sole discretion. The Purchaser acknowledges that during the Transition Period, any amounts collected from the accounts receivable or by the sale of any of the inventory by the Vendor as manager of the Clinics shall be fully earned by the Vendor as management fees. The Purchaser acknowledges that certain overpayments and penalties may have been paid by the Vendor to the IRS related to payroll taxes and other assessments regarding the Business. The Vendor is currently investigating a refund relating to these penalties and overpayments. The Purchaser agrees that any amount recovered by the Vendor for such overpayment or penalties will be for the account of the Vendor and shall not form a part of the Accounts Receivable being purchased hereunder.

2.03                       Inventory of Stock-in-Trade

                               As of the Effective Date, in consideration for the Purchase Price, subject to the provisions contained in Article 2.02 above, all inventory located at each of the Premises shall be transferred and vest with the Purchaser.

2.04                       Permitted Encumbrances

                               The Working Assets at the Effective Date and on the Closing Date shall be free and clear of all mortgages, encumbrances, charges and other third party rights or interests, excepting those Permitted Encumbrances as specifically identified in Schedule "B" attached hereto.

2.05                       Liabilities

                               The Purchaser agrees that by this agreement, he, or his assignee, shall be deemed to have accepted or assumed all obligations and responsibility for the payment of any debt, obligation, liability, claim or demand of whatsoever nature of or against the Clinics, their business and the operation thereof, including all disclosed rental arrears, tax liabilities and other creditors of the Clinics and the directed business thereof to a maximum amount $175,493.13 as set out in Schedule D attached hereto (hereinafter referred to as the “Assumed Liabilities”). The Vendor agrees that it shall indemnify the Purchaser for any amount greater than the total amount of the Assumed

Liabilities. The Vendor agrees that the total amount of the Assumed Liabilities, while forming a portion of the Purchase Price hereunder, shall be deducted from the total amount due and owing to the Vendor pursuant to the payment provisions as hereinafter contained.

ARTICLE III - CONDITIONS

3.01                       To be Performed by the Vendor

                               The obligations of the Purchaser to close the transaction contemplated by this agreement shall be subject to the following conditions:

(a)	No Discharge of Prior Encumbrances

The Purchaser hereby acknowledges that the Vendor shall not obtain discharges of all mortgages, liens, charges and encumbrances related to the prior operations of the Clinics, and such obligations and debts will be assumed by the Purchaser, or his designee, pursuant to this agreement with the total amount of these obligations to be credited against the amount of the Purchase Price;

(b)	No Discharge of Permitted Encumbrances

The Vendor shall not be discharging any of the Permitted Encumbrances; and

(c)	Warranties True and Correct on Closing Date

The representations and warranties of the Vendor contained in Section 5.01 shall be deemed to have been made again on the Closing Date by both the Vendor and LSI and shall then be true and correct;

ARTICLE IV – PAYMENT/CONDITIONS PRECEDENT

4.01                       Payment

                               The Purchaser shall pay the amount of the Purchase Price to or for the account of the Vendor in the following manner:

(a)
One Million ($1,000,000) Dollars, less the amount of the Assumed Liabilities shall be paid to the Vendor upon the execution hereof by delivery of a Promissory Note, the “Promissory Note” in the form attached hereto as “Schedule “E”;

(b)
The Promissory Note shall be secured by a General Security Agreement (the “GSA”) against all current and future acquired assets of the Purchaser, including the assets and accounts receivable being acquired hereunder by the Purchaser, in the form attached hereto as Schedule “F”.

4.02                       Conditions Precedent

                               The transaction as contemplated herein is subject to the following condition precedent occurring or being satisfied by the Purchaser on or before the Closing Date:

1.
The Purchaser agrees that it is a material condition of this agreement that the Clinics shall become franchisees of the Vendor’s franchised operations. As such, the Purchaser agrees to enter into, and shall duly execute and be bound by the Vendor’s Standard Franchise Agreement for each of the Clinics. The Vendor agrees that the royalty provisions of the Standard Franchise Agreement shall not commence until January 1, 2006. The Purchaser acknowledges that at that time it shall commence royalty payments for the duration of the term of the Standard Franchise Agreements.

2.
The Purchaser also covenants that it is a material term of this Purchase and Sale Agreement, upon which the Vendor is relying, that any additional clinics to be opened by the Purchaser or its associated companies, shall be franchised clinics of the Vendor and shall enter the then current Standard Franchise Agreement of the Vendor.

The Vendor hereby acknowledges that the foregoing conditions are inserted for the benefit of the Vendor, and the waiver of any or all of the conditions precedent is at the sole discretion of the Vendor. The Vendor further acknowledges that if any of the foregoing Conditions Precedent are not satisfied by the Purchaser, or his assignee, or any amended time frame mutually agreed upon by the parties hereto, the Vendor can then repudiate this Agreement with no cost or penalty.

ARTICLE V - REPRESENTATIONS AND WARRANTIES

5.01                       By Vendor

The Vendor undertakes, represents and warrants to the Purchaser that:

(a)	Title

On the Closing Date the Vendor will have good and marketable title to all of the Working Assets, free and clear of all liens, mortgages, charges and encumbrances of whatsoever nature, except for the Permitted Encumbrances, and will be entitled at law and in equity to sell, assign and transfer clear title to the Working Assets, pursuant to the provisions of this agreement;

(b)	Title Held by Third Party

The Vendor has advised the Purchaser as to various debts and creditors of the Clinics, as well as to various leases for equipment located in the Clinics that are to be assumed by the Purchaser. The Purchaser agrees that, as a material condition of this agreement, all such debts and obligations of the Clinics shall be assumed by the Purchaser.

(c)	Proceedings

As the Purchaser has been overseeing operations of the Clinics for the Vendor for an extended period, the Purchaser is aware of the proceedings that may be pending or threatened against the Clinics. In particular, there is a pending action by O’Carrol Advertising against the Clinics for the recovery of approximately $11,500, of which the Purchaser has assumed pursuant to the Schedule of Assumed Liabilities.

(d)	Vendor Liabilities

A material condition of this agreement is that the Purchaser shall assume all of the Vendor’s obligations, liabilities and accounts payable of the Clinics and hereafter the Purchaser shall be responsible for all debts, claims and other liabilities or obligations incurred or arising from the operation of the Clinics prior to the Closing Date, including the profit sharing amounts owing to the Chiropractors of the Clinics. The total amount of the Assumed Liabilities shall hereafter be for the account of the Purchaser, subject to the Vendor’s indemnification of any amount greater than the Assumed Liabilities.

(e)	Other Representations and Warranties

The Vendor further represents and warrants to the Purchaser, and acknowledges that the Purchaser is relying upon these representations and warranties to conclude the Purchase of the Business as contemplated herein, that:

	1.	All assets being acquired pursuant to this agreement are purchased on an “as is – where is” basis with the Vendor making no representation or warranty as to the condition thereof.

	2.	To the best of the Vendor’s knowledge and belief, the Clinics have been carried on in compliance with all applicable laws and Chiropractic Board standards, regulations and requirements;

	3.	There are no existing or threatened disputes between the Clinics or any of them and any Health Insurance carrier with whom the Clinics deal with;

	4.	All appropriate corporate action by the Vendor has been taken for the Vendor to enter this Agreement, and

5.
There are no actions, suits or disciplinary or other proceedings pending or threatened against the Clinics the Premises or any of the Chiropractors employed by the Clinics or under contract to any of the Clinics.

5.02	By Purchaser

The Purchaser undertakes, represents and warrants to the Vendor that:

(a)
The Purchaser acknowledges that its principal member, Dr. Steven Mertz, has been overseeing the operations of the business on behalf of the Vendor and as such is fully aware of the state of condition, both financial and operationally, of the Clinics. As such, he has in depth knowledge of all facets of the operations of the Clinics and is purchasing the Clinics on an “as is’ condition.

(b)
The Purchaser also acknowledges that it is aware that some or all of the Chiropractors who practice at the Clinics are currently not under contract. In the event they are under contract, the Vendor agrees to assign such contracts to the Purchaser on the Closing Date.

(c) Payment of Liabilities Incurred before and after Effective Date

Following Transition Period the Purchaser shall be responsible for all debts, claims and other liabilities or obligations incurred in or arising from the operation of the Clinics as well as the Assumed Liabilities.

(d)
Profit sharing contributions and bonuses for Chiropractors practicing at the Clinics that arise from collection of accounts receivable generated prior to the expiry of the Transition Period, but collected after the Transition Period, shall be the responsibility of Purchaser and are not considered a part of the Assumed Liabilities.

5.03                        Representations, etc. to Survive Closing

                               The undertakings, representations and warranties set forth in Sections 5.01 and 5.02 shall survive the closing and shall continue in full force and effect for the benefit of the party to which such representations and warranties were delivered.

ARTICLE VI – CLOSING/TRANSITION PERIOD

6.01                       Transition Period

                               The transactions contemplated herein shall be closed on the Closing Date. However, the parties hereto have agreed, for convenience sake, that the Vendor manages the Clinics until the end of the Transition Period, with all revenues and expenses during the Transition Period to the account of the Vendor to be allocated as a management fee and/or expense, as the case may be.

6.02                       Vendor's Obligations

                               At the closing the Vendor shall deliver or cause to be delivered to the Purchaser the following:

(a)	Bill of Sale

A bill of sale covering all Equipment and Stock-in-Trade, which shall be registrable in the appropriate Registry as identified in Schedules "B" and “C” hereto, free and clear of all prior encumbrances, excepting the Permitted Encumbrances.

(b)	Assignment of Leases

An assignment of all Real Property Leases from the respective Landlords of each of the Premises of the Clinics, or the delivery of new leases for the Premises of the Clinics as contemplated in Article 6.02 (e) below.

(c)	Assignment of Clinics Licenses

An assignment of the business licenses issued by the appropriate authorities authorizing the Vendor to carry on business at the Premises of the Clinics;

(d)	Contracts and Assignments

Executed copies of all contracts, if any, together with an assignment thereof in favour of the Purchaser and the consent of the parties named in such contracts to the assignment;

(e)	Assignment of Chiropractor Employment Agreements

An assignment of all existing employment contracts, or independent contractor contracts between any of the Chiropractors of the Clinics under contract;

(f)	Other

Executed assignments of all other of the Working Assets in such form as the nature of such assets may require.

6.03                       Purchaser's Obligations

                               At the closing, or at such time as required pursuant to the provisions of this Agreement, the Purchaser shall deliver the following:

(a)	Payment and Delivery of Agreement

To the Vendor's attorney, the delivery of the duly executed Promissory Note in accordance with the provisions of Article 4.01 (a), together with an executed copy of the within agreement.

(b)	Franchise Agreements

To the Vendor's attorney, the delivery of the duly executed Standard Franchise Agreements as called for in accordance with the provisions of Article 4.02 (1).

(c)	General Security Agreement

To the Vendor's attorney, the delivery of the duly executed GSA, securing all current and future acquired assets of the Purchaser, including the accounts receivable, in accordance with the provisions of Article 4.01 (b).

6.04                       Possession

                               Immediately upon completion of the closing, and subject to the Transition Period, the Vendor shall deliver to the Purchaser physical possession of all of the Working Assets, all keys, combinations to safes, miscellaneous title documents and any and all other items or indicia of title to enable the Purchaser to assume full and complete and unencumbered operation and possession of the Clinics and of the Working Assets.

6.05                       Risk After Closing

                               Immediately following completion of the closing the Working Assets shall be at the sole risk of the Purchaser and shall be fully and adequately insured.

ARTICLE VII - ADDITIONAL COVENANTS AND ACKNOWLEDGEMENTS

7.01                       Condition, Quality, Fitness

                               Except as herein expressly set forth there are no representations or warranties as to the present condition of the Working Assets or any part thereof, it being hereby expressly acknowledged by the Purchaser that the same are being purchased "as is".

7.02                       Time of the Essence

                               Time shall be of the essence of this agreement.

7.03                       Further Documents

                               Each of the parties hereto shall at the request and expense of any other party execute and deliver any further or additional documents deemed necessary by the attorneys for both such parties to properly create or confirm title or security according to the true intent and meaning of this agreement.

7.04                       Amendment

                               No amendment or variation of the terms, conditions, warranties, covenants, agreements and undertakings set forth herein shall be of any force or effect unless the same shall be reduced to writing duly executed by all parties hereto in the same manner and with the same formality as this agreement is executed.

7.05                       Benefit and Burden

                               This agreement shall enure to the benefit of and be binding upon each of the parties hereto and each of their respective personal representatives, successors, administrators and assigns.

7.06                       Each Party to Bear its Own Cost

                               Each party to this agreement shall be responsible for the payment of all costs, expenses, legal fees, and disbursements incurred or to be incurred by it or him in negotiating and preparing this agreement and all documents required to be delivered pursuant to this agreement and in otherwise performing the transactions contemplated by this agreement.

7.07                       Unenforceable Terms

                               If any term, covenant or condition of this Agreement shall be invalid or unenforceable to any extent, the remainder of this Agreement shall not be affected thereby and each remaining term, covenant or condition of this Agreement will be valid and will be enforceable to the fullest extent permitted by law.

7.08                       Entire Agreement

                               This Agreement constitutes the entire agreement between the parties and supercedes all prior agreements, whether verbal or written between the parties.

7.09                       Assignment

                               The Purchaser shall have the right to assign this Agreement to an affiliated or related company, in his sole discretion.

ARTICLE VIII - NOTICES

8.01                       Method of Giving Notice

                               All notices, requests, demands, elections and other communications hereunder shall be in writing and shall be sent to the other party at:

To the Vendor:	Suite 207, 5005 Elbow Drive S.W.
Calgary, Alberta, Canada T2S 2T6
Fax: 403 287-8803
Email:Cgelmon@telusplanet.net

To the Purchaser:	10301 Indigo Broom Loop
Austin, Texas 78733
Fax: __________________________
Email: stevemertzdc@yahoo.com

With a copy to:	William R. Leighton
Attorney at Law
3821 Juniper Trace, Suite 107
Austin, Texas 78738
Fax: (512) 322-0882
Email: wrllaw@aol.com

8.02                       When Notices Deemed Given

                               Any writing given in the manner set out in Section 8.01 shall be deemed given if and when personally delivered, or if mailed in the manner therein provided, shall be deemed given forty-eight (48) hours after posting, or if by fax or email upon receipt thereof.

ARTICLE IX - INTERPRETATIONS

9.01                       Headings and Notes

                               The article headings contained in this agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this agreement.

9.02                       Governing Law

                               This agreement shall be construed and interpreted in accordance with the laws of the State of Colorado.

9.03                       Counterpart Execution

                               This Agreement may be executed in several counterparts each of which when so executed shall be deemed to be an original, and such counterparts shall constitute one and the same instrument and notwithstanding the date of execution shall be deemed to bear date as of the date of this Agreement. This Agreement shall be considered properly executed by any party if executed and transmitted by facsimile to the other parties.

(THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK)

                               IN WITNESS WHEREOF the parties hereto have hereunto executed the within Agreement as of the 31ST day of DECEMBER, 2004 by their duly authorized signing authorities on their behalf.

LSI GROUP LLC

Per:	(c/s)

CHIROPRACTIC USA, INC.

Per:	(c/s)

SCHEDULE "A"

LOCATIONS OF CLINICS BEING PURCHASED

1.	2301 East Prien Lake Road Lake Charles, LA 70601

2.	1546 East Napolean Sulpher, LA 70663

3.	700 E. Miller Ave. Iowa, LA 70647

SCHEDULE "B"

PERMITTED ENCUMBRANCES

1.	Office lease for 2301 East Prien Lake Road, Lake Charles, LA 70601.

2.	Office lease for 1546 East Napolean, Sulpher, LA 70663.

3.	Office lease for 700 E. Miller Ave., Iowa, LA 70647.

4.	Equipment leases for the following equipment:

a.	Pitney Bowes Postage Meter, Model #F8MO, serial #0010539
b.	Xerox copier, Model Copy Centre C35, Serial #L321731
c.	Life Span Stretch Partner (3), Lease #751425
d.	J-Tech – Range of Motion Equipment
(1) Three tracker interface boxes
(2) Three tracker inclinometer, mini
(3) Three power track II mmt

SCHEDULE "C"

VENDOR’S STOCK IN TRADE

All inventory located in the three clinics as of December 31, 2004, as reflected in the schedules attached to the relevant federal income tax returns for such period.

SCHEDULE “D”

ASSUMED LIABILITIES

SCHEDULE “E”

PROMISSORY NOTE

$ 824,506.90	Lake Charles, Louisiana
December 31st , 2004

               FOR VALUE RECEIVED, the undersigned, LSI GROUP, LLC, a Louisiana limited liability company, or assignee, (the “Maker”), promises to pay to Chiropractic USA, Inc., a Colorado corporation (together with its permitted successors and assigns, the “Payee”), in the manner and at the place hereinafter provided, the principal amount of $824,506.90. Such sum will be payable in accordance with Section 1 of this Promissory Note (this “Note”).

               The Maker also promises to pay interest on the unpaid principal amount of this Note from September 1st, 2005 and from such other dates as set forth in this Note until paid in full at the interest rate of 5.0% per year. Principal and Interest will be payable in arrears on the first day of each calendar month commencing on September 1st, 2005 (the “Payment Date”). Principal and interest amounts will be paid in one hundred and twenty (120) equal monthly installments on the Payment Date.

               This Note is issued pursuant to and subject to the terms and conditions of that Sale and Purchase of Assets Agreement dated as of December 31st, 2004 to which Maker and Payee are parties (the “Agreement”). Terms not otherwise defined in this Note shall have the same meaning as in the Agreement.

ARTICLE 1
TERMS OF REPAYMENT

               1.1                Payment. Each monthly installment of principal and interest in this Note is due and payable on the Payment Date. Any payment under this Note will first be credited against costs, fees and expenses provided for hereunder, second to the payment of accrued and unpaid interest, and the remainder will be credited against principal. All amounts due hereunder shall be payable in legal tender of the United States of America, by check delivered to the Payee on or before each of the Payment Dates; provided that any payment postmarked at least three business days prior to its due date shall be deemed to be timely made. If a payment hereunder otherwise would become due and payable on a Saturday, Sunday or legal holiday, the due date thereof will be extended to the next succeeding business day, and interest will be payable thereon during such extension.

               1.2                Prepayments. The Maker may prepay this Note in whole or in part at any time without penalty with interest to the date of payment. If this Note is prepaid, there is to be no discount from the obligation to pay the full principal balance due at the time of prepayment.

               1.3                Maximum Rate of Interest. In no event will the interest rate payable on this Note exceed the maximum rate of interest permitted to be charged under applicable law. If any holder of this Note collects monies which are deemed to constitute interest which would increase the effective interest rate on this Note to a rate in excess of the maximum rate permitted to be charged by the laws of any applicable jurisdiction, all such sums deemed to constitute interest in excess of such maximum rate shall be credited to the payment of the principal amount due hereunder or, to the extent such sums exceed the principal balance then outstanding, returned to the Maker.

               1.4                Offset. Offset may not be made against this Note for the breach of any provision of the Agreement or any other document, or for any damages that may be incurred by Maker or any other party.

ARTICLE 2
DEFAULT

               2.1                Events of Default. Any of the following events will constitute an “Event of Default” under this Note:

                              2.1.1      failure by the Maker to pay the principal or interest of this Note when due and payable, which failure shall continue for five days after Payee provides notice to Maker of such failure in the manner provided in Section 3.2;

                              2.1.2       the entry of an order for relief under the Federal Bankruptcy Code as to the Maker or entry of any order appointing a receiver or trustee for the Maker, or approving a petition in reorganization or other similar relief under bankruptcy or similar laws in the United States of America or any other competent jurisdiction, and if such order, if involuntary, is not satisfied or withdrawn within 60 days after entry thereof; or the filing of a petition by Maker seeking any of the foregoing, or consenting thereto; or the filing of a petition to take advantage of any debtor’s act; or making a general assignment for the benefit of creditors; or admitting in writing inability to pay debts of Maker as they mature;

                              2.1.3       the insolvency of Maker; or

                              2.1.4       any breach by Maker of any representation, warranty, covenant or provision of the Agreement.

ARTICLE 3
MISCELLANEOUS

               3.1                Amendments. No amendment or waiver of any provision of this Note, nor consent to any departure by the Maker or Payee from this Note, will in any event be effective unless the same will be in writing and signed by the Payee and Maker, and then such waiver or consent will be effective only in the specific instance and for the specific purpose for which given.

               3.2                Notices. All notices or other communications required or permitted to be given under this Note shall be in writing and shall be considered given and delivered when personally delivered to the party to whom such notice or communication is addressed, or one business day after posting with an overnight courier, or when confirmation is received if sent by fax or five business days after deposit in the United States mail, postage prepaid, return receipt requested, properly addressed to a party at the address set forth below, or at such other address as such party shall have specified by notice given in accordance with this Section:

To Payee:	Chiropractic USA, Inc.
#207, 5005 Elbow Drive S.W.
Calgary, AB T2S 2T6
Attn: Cory Gelmon
Fax No.: (403) 287-8804

To Maker:	LSI GROUP LLC
10301 Indigo Broom Loop
Austin, Texas 78733
Attn: Dr. Steven Mertz
Fax No.: _____________

No Waiver; Remedies. No failure on the part of Payee to exercise, and no delay in exercising, any right hereunder will operate as a waiver thereof, nor will any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. Any agreement by Payee to any extension or waiver of any provision of this Note will be valid only if set forth in an instrument in writing signed on behalf of Maker and Payee. A waiver by a Payee of the performance of any covenant, agreement, obligation, condition, representation or warranty will not be construed as a waiver of any other covenant, agreement, obligation, condition, representation or warranty. A waiver by Payee of the performance of any act will not constitute a waiver of the performance of any other act or an identical act required to be performed at a later time. All rights, powers and remedies of Payee in connection with this Note are cumulative and not exclusive, and will be in addition to any other rights, powers or remedies provided by law or equity.

               3.3                Severability. Any provision of this Note which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Note, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, the Maker waives any provision of law which renders any such provision prohibited or unenforceable in any respect.

               3.4                Binding Effect; Transfer. This Note will be binding upon and inure to the benefit of the Maker and its respective successors and assigns. The Maker may not assign or otherwise transfer its rights or obligations hereunder or any interest herein without the prior written consent of Payee. Any attempted assignment by the Maker in contravention of this paragraph will be null and void and of no force or effect.

               3.5                Time of the Essence. With regard to all dates and time periods set forth or referred to in this Note, time is of the essence.

               3.6                Governing Law. This Note will be governed by and construed and enforced in accordance with the internal laws of the State of Colorado without reference to its choice of law rules.

               3.7                Construction and Interpretation. Maker agrees that it has reviewed this Agreement and has had the opportunity to have counsel review the same and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Note. Whenever the words “include,” “includes,” or “including” are used in the Note, they shall be deemed to be followed by the words “without limitation.”

               3.8                Expenses. If Maker defaults under this Note, Maker will reimburse Payee for all reasonable costs of enforcement and collection, including attorneys’ fees and expenses.

[SIGNATURES ON NEXT PAGE]

               IN WITNESS WHEREOF, this Note has been issued on the date first written above.

“MAKER”
LSI GROUP LLC

By:
Its:

AGREED TO AND ACCEPTED
this ___________day of _____________ , ____, by:

“PAYEE”

CHIROPRACTIC USA, INC.,
A Colorado corporation

By:

Its:

SCHEDULE F: GENERAL SECURITY AGREEMENT

GENERAL SECURITY AGREEMENT made as of the 31st day of December, 2004.

BETWEEN:

LSI GROUP, LLC
 a Louisiana limited liability company having its principle office at the City of Lake Charles, in the State of Louisiana (the "Debtor")

AND

Chiropractic USA, Inc.
a Colorado corporation having an office
in the City of Los Angeles, in the State of California (the "Secured Party")

ARTICLE ONE
GRANT OF SECURITY INTEREST

1.01                Security Interest - For consideration and as security for the payment and performance of the Obligations referred to in Article 3 hereof, the Debtor, subject to the exceptions set out in Article 2, hereby mortgages, charges, assigns and transfers to the Secured Party, and grants to the Secured Party a security interest in, all the Debtor's right, title and interest in and to all presently owned or held and after acquired or held personal property, assets and undertakings of the Debtor (other than real property), of whatever nature or kind and wheresoever situate and all proceeds thereof and therefrom (all of which is hereinafter collectively called the "Collateral") including, without limiting the generality of the foregoing:

(a)
Accounts: all debts, accounts, claims, money and choses in action which now are or which may at any time hereafter be due or owing to or owned by the Debtor (hereinafter referred to as the "Receivables") and all securities, bills, notes and other documents now held or owned or which may be hereafter taken, held or owned by the Debtor or anyone on behalf of the Debtor in respect of the Receivables or any part thereof, and also all books and papers recording, evidencing or relating to the Receivables or any part thereof (hereinafter collectively referred to as the "Accounts");

(b)
Inventory: all inventory of whatever kind and wherever situated now owned or hereafter acquired by the Debtor, including without limitation, all goods, merchandise, raw materials, goods in process, finished goods and other tangible personal property held for sale, lease or resale or furnished under contracts for service or used or consumed in the business of the Debtor (hereinafter collectively referred to as the "Inventory");

(c)	Equipment: all machinery, tools, equipment, fixtures, furniture, plant, vehicles and other tangible personal property now owned or hereafter acquired by the Debtor and not included in subparagraphs (a) and (b) above and all parts, components, attachments, accessories, accessions, replacements, substitutions, additions and improvements to any of the foregoing (hereinafter collectively referred to as the "Equipment");

(d)
Securities: all shares, stock warrants, bonds, debentures or other securities now owned or hereafter acquired by the Debtor together with all renewals thereof, substitutions therefor, accretions thereto and all rights and claims in respect thereof (hereinafter collectively referred to as the "Securities");

(e)
Intangibles: all contractual rights, licenses, goodwill, patents, trademarks, trade names, copyrights and other intellectual property of the Debtor, all other choses in action of the Debtor of every kind which now are, or which may at any time hereafter be, due or owing to or owned by the Debtor, and all other intangible property of the Debtor which is not Accounts, chattel paper, instruments, documents of title, securities or money; and

(f)	Proceeds: all personal property in any form derived directly or indirectly from any dealing with the Collateral or that indemnifies or compensates for Collateral destroyed or damages.

ARTICLE TWO
EXCEPTIONS

2.01                The last ten days of the term created by any lease or agreement therefor are hereby excepted out of any charge or security interest created by this Security Agreement but the Debtor shall stand possessed of the reversion thereby remaining upon trust to assign and dispose thereof to any third party as the Secured Party shall direct.

2.02                There shall be excluded from the security interests hereby created any consumer goods of the Debtor.

ARTICLE THREE
OBLIGATIONS SECURED

3.01                This Security Agreement and the security interests hereby created are in addition to and not in substitution for any other security interest now or hereafter held by the Secured Party from the Debtor or from any other person whomsoever and shall be general and continuing security for the payment of all indebtedness and liability of the Debtor to the Secured Party (including interest thereon), present and future, absolute or contingent, joint or several, direct or indirect, matured or not, extended or renewed, wheresoever and howsoever incurred, and any ultimate balance thereof, including all obligations of the Debtor to the Secured Party, whether or not contained in this Security Agreement (all of which indebtedness, liability and obligations are hereinafter collectively called the "Obligations").

3.02                Performance of Obligations - If the Debtor fails to perform its Obligations hereunder, the Secured Party may, but shall not be obliged to, perform any and all of such Obligations without prejudice to any other rights and remedies of the Secured Party hereunder, and any payments made and any costs, charges, expenses and legal fees and disbursements (on a solicitor and his own client basis) incurred in connection therewith shall be payable by the Debtor to the Secured Party forthwith with interest until paid at the highest rate borne by any of the Obligations and such amounts shall be a charge upon and security interest in the Collateral in favour of the Secured Party prior to all claims subsequent to this Security Agreement.

ARTICLE FOUR
PROHIBITIONS

4.01                Without the prior written consent of the Secured Party the Debtor shall not have power to:

(a)
create or permit to exist any security interest in, charge, encumbrance or lien over, or claim against any of its property, assets, or undertakings which ranks or could in any event rank in priority to or pari passu with any security interest created by this Security Agreement, or

(b)	grant, sell or otherwise assign its chattel paper.

ARTICLE FIVE
ATTACHMENT

5.01                The Debtor acknowledges that the security interests hereby created attach upon the execution of this Security Agreement (or in the case of any after acquired property, upon the date of acquisition thereof), that value has been given, and that the Debtor has, or in the case of after acquired property will have, rights in the Collateral.

ARTICLE SIX
COVENANTS, REPRESENTATIONS AND WARRANTIES OF DEBTOR

6.01                Covenants, Representations and Warranties - The Debtor warrants, covenants and represents that:

(a)
the Debtor, if a company or a partnership, represents and warrants that this Security Agreement is granted in accordance with resolutions of the directors (and of the shareholders as applicable) or of the partners, as the case may be, of the Debtor and all other matters and things have been done and performed so as to authorize and make the execution and delivery of this Security Agreement, and the performance of the Debtor's obligations hereunder, legal, valid and binding;

(b)	the Debtor will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein;

(c)
the Debtor's principal place of business and the location of the office where it keeps its records respecting the Accounts and keeps its Inventory and Equipment, is that given in the Schedule "A". If the Debtor changes its principal place of business or the location of the inventory, Securities or Equipment or the location of the office where it keeps its records respecting the Accounts, or acquires other places of business, it will notify the Secured Party contemporaneously with such change;

(d)	the Debtor will not give any further or other security agreement covering the Collateral or any part thereof to any party other than the Secured Party;

(e)
the Debtor shall from time to time forthwith on the Secured Party's request furnish to the Secured Party in writing all information requested relating to the Collateral and the Secured Party shall be entitled from time to time to inspect at any reasonable time the Collateral and make copies of all documents relating to Accounts and for such purposes the Secured Party shall have access to all premises occupied by the Debtor or where the Collateral or any of it may be found;

(f)
the Debtor shall from time to time forthwith on the Secured Party's request do, make and execute all such financing statements, further assignments, documents, acts, matters and things as may be required by the Secured Party with respect to the Collateral or any part thereof or as may be required to give effect to this General Security Agreement and the transactions contemplated hereby, and the Debtor hereby constitutes and appoints the Secured Party, or any receiver appointed by the Court or the Secured Party as hereafter set out, the true and lawful attorney of the Debtor irrevocably with full power of substitution to do, make and execute all such assignments, documents, acts, matters or things with the right to use the name of the Debtor whenever and wherever it may be deemed necessary or expedient;

(g)	that at all times while this Security Agreement remains in effect the Debtor will:

	(i)	defend the title to the Collateral for the benefit of the Secured Party against the claims and demands of all persons;

	(ii)	fully and effectually maintain and keep maintained the security interests hereby created valid and effective;

	(iii)	maintain the Collateral in good order and repair;

	(iv)	forthwith pay:

1.
all taxes, assessments, rates, duties, levies, government fees, claims and dues lawfully levied, assessed or imposed upon it or the Collateral when due, unless the Debtor shall in good faith contest its obligations so to pay and shall furnish such security as the Secured Party may require; and

2.
all security interests, charges, encumbrances, liens and claims which rank or could in any event rank in priority to any security interest created by this Security Agreement, other than the charges or security interests, if any, shown in the Schedule hereto and those consented to in writing by the Secured Party;

	(v)	notify the Secured Party promptly of:

		1.	any change in the information contained herein relating to the Debtor, its address, its business or the Collateral;

		2.	the details of any material acquisition of the Collateral;

		3.	any material loss or damage to the Collateral;

		4.	any material default by any account debtor in payment or other performance of his obligations to the Debtor with respect to any Accounts; and

		5.	the return to or repossession by the Debtor of the Collateral where such return or repossession of the Collateral is material in relation to the business of the Debtor;

	(vi)	prevent the Collateral, other than Inventory sold, leased, or otherwise disposed of as permitted hereby, from being or becoming an accession to other property not covered by this Security Agreement.

(h)
The Debtor represents and warrants that the Debtor lawfully owns and possesses all presently held Collateral and has good title thereto, free from all security interests, charges, encumbrances, liens and claims, save only the charges or security interests, if any, shown in the Schedule hereto and those consented to in writing by the Secured Party, and the Debtor has good right and lawful authority to grant a security interest in the Collateral as provided by this Security Agreement.

ARTICLE SEVEN
INSURANCE

7.01                Insurance -

(a)
The Debtor will obtain and maintain, at its own expense, insurance against loss and damage to the Collateral, including, without limitation, loss by fire (including so-called extended coverage), theft, collision and such other risks of loss as are customarily insured against on this type of Collateral, in an amount equal to not less than the full replacement value thereof, in such form and with such insurers as shall be reasonably satisfactory to the Secured Party.

(b)
All such policies shall name the Secured Party as an additional insured and loss payee thereof, as the Secured Party's interests may appear, and shall provide that the insurer will give the Secured Party at least ten days written notice of intended cancellation.

(c)
At the Secured Party's request, the Debtor shall furnish the Secured Party with a copy of the policy of insurance and a certificate of insurance or other evidence satisfactory to the Secured Party that such insurance coverage is in effect.

(d)	The Debtor shall give the Secured Party notice of any damage to, or loss of the Collateral, or any part thereof, forthwith upon the occurrence of any such damage or loss.

(e)
Should the Debtor fail to make any payment or do any act as provided in this Section the Secured Party shall have the right, but not the obligation, without notice or demand upon the Debtor, without releasing the Debtor from any obligation hereunder, to make or do the same.

(f)	All sums so incurred or expended by the Secured Party shall at the Secured Party's option become immediately due and payable by the Debtor.

ARTICLE EIGHT
DEFAULT, REMEDIES AND ENFORCEMENT

8.01                Default - The Debtor shall be in default under this Security Agreement, unless waived by the Secured Party, in any of the following events:

(a)	the Debtor makes default in payment when due or any indebtedness or liability of the Debtor to the Secured Party; or

(b)
the Debtor is in breach of any term, condition, obligation or covenant to the Secured Party, or any representation or warranty to the Secured Party is untrue, whether or not contained in this Security Agreement; or

(c)
the Debtor makes an assignment for the benefit of its creditors, is declared bankrupt, makes a proposal or otherwise takes advantage of provisions for relief under the Bankruptcy Act, the Companies Creditors' Arrangement Act or similar legislation in any jurisdiction, or makes an authorized assignment; or

(d)	a receiver, receiver and manager or receiver-manager of all or any part of the Collateral is appointed; or

(e)	an order of execution against the Collateral or any part thereof remains unsatisfied for a period of 10 days; or

(f)
without the prior written consent of the Secured Party, the Debtor creates or permits to exist any charge, encumbrance or lien on or claim against or any security interest in, any of the Collateral which ranks or could in any event rank priority to or pari passu with any secured interest or charge created by this Security Agreement; or

(g)
the holder of any other charge, encumbrance or lien on or claim against, or security interest in, any of the Collateral does anything to enforce or realize on such charge, encumbrance, lien, claim or security interest; or

(h)	if the Debtor is a company or a partnership, an order is made or an effective resolution is passed for winding up the Debtor; or

(i)	the Debtor, if a company, enters into any reconstruction, reorganization, amalgamation, merger or other similar arrangement with any other person; or

(j)	the Debtor, if an individual, dies or is declared incompetent by a court of competent jurisdiction; or

(k)
the Secured Party in good faith believes and has commercially reasonable grounds to believe that the prospect of payment or performance of any of the Obligations is impaired or that any of the Collateral is or is about to be placed in jeopardy.

8.02                Enforcement and Remedies - Upon any default under this Security Agreement of the Secured Party may declare any or all of the Obligations not payable on demand to become immediately due and payable and the security hereby constituted will immediately become enforceable. To enforce and realize on the security constituted by this Security Agreement the Secured Party may take any action permitted by law or in equity, as it may deem expedient, and in particular without limiting the generality of the foregoing, the Secured Party may do any of the following:

(a)
the Secured Party may, in addition to any other rights, appoint by instrument in writing a receiver, receiver and manager or receiver-manager (which person so appointed is hereinafter referred to as the "Receiver") for all or any part of the Collateral and may remove or replace such Receiver from time to time or may institute proceedings in any court of competent jurisdiction for the appointment of such a Receiver. Where the Secured Party is hereinafter referred to in this Section 8.02 the term shall include any Receiver so appointed and the officers, employees or agents of such Receiver;

(b)
the Debtor will forthwith upon demand assemble and deliver to the Secured Party possession of the Collateral at such place as may be specified by the Secured Party, provided that the Secured Party may take such steps as it considers necessary or desirable to obtain possession of all or any part of the Collateral, and the Debtor agrees that the Secured Party may at any time enter upon lands and premises for the purpose of taking possession of and removing the Collateral or any part thereof with power to exclude the Debtor, its agents and its servants therefrom, without becoming a mortgagee in possession.

(c)
the Secured Party may seize, collect, sell, lease, license, realize, borrow money on the security of, release to third parties or otherwise deal with the Collateral or any part thereof in such manner, upon such terms and conditions and at such time or times as may seem to it advisable and without notice to the Debtor (except where notice is specifically required by law), and may charge on its own behalf and pay to others reasonable sums for expenses incurred and services rendered (expressly including legal, receivers' and accounting fees and expenses) and may add the amount of such sums to the indebtedness of the Debtor secured hereby;

(d)
upon notice to the Debtor in the manner provided by the Personal Property Security Act, the Secured Party may elect to retain all or any part of the Collateral in satisfaction of the Obligations to it of the Debtor;

(e)
the Secured Party shall not be liable or accountable for any failure to seize, collect, realize, sell or obtain payment of the Collateral or any part thereof and shall not be bound to institute proceedings for the purpose of seizing, collecting, realizing or obtaining possession or payment of the same or for the purpose of preserving any rights of the Secured Party, the Debtor or any other person, firm or corporation in respect of same;

(f)
the Secured Party may grant extensions of time, take and give up securities, accept compositions, grant releases and discharges, release any part of the Collateral to third parties and otherwise deal with the Debtor, debtors of the Debtor, sureties and others and with the Collateral and other securities as the Secured Party may see fit without prejudice to the liability of the Debtor or the Secured Party's right to hold and realize the Collateral;

(g)
all money collected or received by the Secured Party in respect of the Collateral may be applied on account of such parts of the indebtedness and liability of the Debtor as the Secured Party in its sole discretion determines or may be held unappropriated in an collateral account or in the discretion of the Secured Party may be released to the Debtor, all without prejudice to the Secured Party's claims upon the Debtor;

(h)
to facilitate the realization of the Collateral the Secured Party may carry on or concur in the carrying on of all or any part of the business of the Debtor, enter buildings, plant and undertaking of or occupied or used by the Debtor and use all or any of the machinery and equipment of the Debtor for such time as the Secured Party determines, free of charge, to manufacture or complete the manufacture of any inventory and to pack and ship the finished product, and the Secured Party shall not be liable to the debtor for any neglect in so doing or in respect of any rent, charges, depreciation or damages in connection with such actions;

(i)
the Secured Party may discharge any encumbrance, lien, claim or charge that may exist or be threatened against the same and in every such case the amounts so paid together with costs, charges and expenses incurred in connection therewith shall be added to the Obligations of the Debtor to the Secured Party as hereby secured; and

(j)	preserve, protect and maintain the Collateral and make such replacements thereof and repairs and additions thereto as the Secured Party may deem advisable;

(k)
sell, lease or otherwise dispose of all or any part of the Collateral, whether by public or private sale or lease or otherwise, in such manner, at such price as can be reasonably obtained therefor and on such terms as to credit and with such conditions of sale and stipulations as to title or conveyance or evidence of title or otherwise as to the Secured Party may seem reasonable, provided that if any sale is on credit the Debtor will not be entitled to be credited with the proceeds of any such sale, lease or other disposition until the moneys therefor are actually received.

8.03                Receiver - A Receiver appointed pursuant to this Security Agreement shall be the agent of the Debtor and not of the Secured Party and, to the extent permitted by law or to such lesser extent permitted by its appointment, shall have all the powers of the Secured Party hereunder, and in addition shall have power to carry on the business of the Debtor and for such purpose from time to time to borrow money either secured or unsecured, and if secured by a security interest on any of the Collateral; such security interest may rank before or pari passu with or behind any secured interest created by this Security Agreement, and if it does not so specify such security interest shall rank before the security interests created by this Security Agreement.

8.04                Distribution of Value of Collateral - Subject to the claims, if any, of the creditors of the Debtor ranking in priority to this Security Agreement, all amounts realized from the disposition of Collateral pursuant to this Security Agreement will be applied as the Secured Party, in its absolute discretion, may direct as follows:

(a)	in payment of all costs, charges and expenses (including legal fees and disbursements on a solicitor and his own client basis) incurred by the Secured Party in connection with or incidental to:

(i) the exercise by the Secured Party of all or any of the powers granted to it pursuant to this Security Agreement; and

(ii)
the appointment of the Receiver and the exercise by the Receiver of all or any of the powers granted to it pursuant to this Security Agreement, including the Receiver's reasonable remuneration and all outgoings properly payable by the Receiver;

(b)	in or toward payment to the Secured Party of all principal and other moneys (except interest) due in respect of the Obligations;

(c)	in or toward payment to the Secured Party of all interest remaining unpaid in respect of the Obligations.

Subject to applicable law and the claims, if any, of other creditors of the Debtor, any surplus will be paid to the Debtor.

8.5                Deficiency - If the amounts realized from the disposition of the Collateral are not sufficient to pay the Obligations in full the Debtor will immediately pay to the Secured Party the amount of such deficiency.

ARTICLE NINE
DEALING WITH COLLATERAL BY THE DEBTOR

9.01                Dealing with Collateral by the Debtor -

(a)
Provided that the Debtor is not in default under this Security Agreement, at any time without the consent of the Secured Party the Debtor may lease, sell, license, consign or otherwise deal with items of Inventory in the ordinary course of its business and for the purposes of carrying on its business, so that the purchaser thereof takes title clear of the security interest hereby created, but

(b)	if such sale or lease results in an account receivable, such account receivable is subject to the security interest hereby created; and

(c)
in the event that the Debtor shall collect or receive any of the accounts receivable or shall dispose of and be paid for any of the other Collateral covered by this General Security Agreement, all non-cash proceeds of such disposition shall be subject to the security interest hereby created; and

(d)	all money so collected or received by the Debtor shall be received as trustee for the Secured

Party and shall be held separate and apart from other money of the Debtor, and shall forthwith be paid over to the Secured Party.

9.02                Restriction of Sale or Disposal of Collateral - Except as herein provided, without the prior written consent of the Secured Party the Debtor will not:

(a)	sell, lease or otherwise dispose of the Collateral;

(b)	release, surrender or abandon possession of the Collateral; or

(c)	move or transfer the Collateral from its present location.

ARTICLE TEN
GENERAL

10.01                Enurement - This Security Agreement shall ensure to the benefit of the Secured Party and its successors and assigns, and shall be binding upon the respective heirs, executors, personal representatives, successors and permitted assigns of the Debtor.

10.02                Entire Agreement - This General Security Agreement constitutes the entire agreement between the Debtor and the Secured Party with respect to the subject matter hereof. There are no representations, warranties, terms, conditions, undertaking or collateral agreements, expressed, implied or statutory between such parties other than as expressly set forth herein.

10.03                No Waiver, Remedies - No failure on the part of the Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

10.04                Severability - If any provision of this General Security Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof shall continue in full force and effect.

10.05                Notices - Any demand, notice or other communication (hereinafter in this Section 10.04 referred to as a "Communication") to be given in connection with this General Security Agreement shall be given in writing and may be given by personal delivery or by registered mail addressed to the recipient at the address shown on the first page of this Agreement, or such other address as may be designated by notice by any party to the other. Any Communication given by personal delivery shall be conclusively given and, if given by registered mail, on the third day following the deposit thereof in the mail. If the party giving any Communication knows or ought reasonably to know of any difficulties with the postal system which might affect the delivery of mail, any such Communication shall not be mailed but shall be given by personal delivery.

10.06                Governing Law - This General Security Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

10.07                Rights Cumulative - All rights and remedies of the Secured Party set out in this Security Agreement are cumulative and no right or remedy contained herein is intended to be exclusive but each will be in addition to every other right or remedy contained herein or in any existing or future security agreement or now or hereafter existing at law, in equity or by statute, or pursuant to any other agreement between the Debtor and the Secured Party that may be in effective from time to time.

10.08                Liability of Secured Party -

(a)
The Secured Party shall not be responsible or liable for any debts contracted by it, for damages to persons or property or for salaries or non-fulfilment of contracts during any period when the Secured Party shall manage the Collateral upon entry, as herein provided,

(b)
nor shall the Secured Party be liable to account as mortgagee in possession or for anything except actual receipts or be liable for any loss or realization or for any default or omission for which a mortgagee in possession may be liable.

(c)	The Secured Party shall not be bound to do, observe or perform or to see to the observance or performance by the Debtor of any obligations or covenants imposed upon the Debtor,

(d)	nor shall the Secured Party, in the case of securities, instruments or chattel paper, be obliged to preserve rights against other persons,

(e)	nor shall the Secured Party be obliged to keep any of the Collateral identifiable.

(f)	The Debtor hereby waives any applicable provision of law permitted to be waived by it which imposes higher or greater obligations upon the Secured Party than aforesaid.

10.09                Appointment of Attorney - The Debtor hereby irrevocably appoints the Secured Party or the Receiver, as the case may be, with full power of substitution, to be the attorney of the Debtor for and in the name of the Debtor to sign, endorse or execute under seal or otherwise any deeds, documents, transfers, cheques, instruments, demands, assignments, assurances or consents that the Debtor is obliged to sign, endorse or execute and generally to use the name of the Debtor and to do all things as may be necessary or incidental to the exercise of all or any of the powers, conferred on the Secured Party or the Receiver, as the case may be, pursuant to this Security Agreement.

10.01                Accounts - Notwithstanding any other provision of this Security Agreement, the Secured Party may collect, realize, sell or otherwise deal with the Accounts or any part thereof in such manner, upon such terms and conditions and at such time or times, whether before or after default, as may seem to it advisable, and without notice to the Debtor, except in the case of disposition after default and then subject to the provisions of Part V of the Act. All moneys or other forms of payment received by the Debtor in payment of any Account will be received and held by the Debtor in trust for the Secured Party.

10.11                No Merger - This Security Agreement shall not operate so as to create any merger or discharge of any of the Obligations, or any assignment, transfer, guarantee, lien, contract, promissory note, bill of exchange or security interest of any form held or which may hereafter be held by the Secured Party from the Debtor or from any other person whomsoever. The taking of a judgment with respect to any of the

Obligations will not operate as a merger of any of the covenants contained in this Security Agreement.

10.12                Assignment - The Secured Party may, without further notice to the Debtor, at any time assign, transfer or grant a security interest in this Security Agreement and the security interests granted hereby. The Debtor expressly agrees that the assignee, transferee or secured party, as the case may be, shall have all of the Secured Party's rights and remedies under this Security Agreement and the Debtor will not assert any defense, counterclaim, right of set-off or otherwise any claim which it now has or hereafter acquires against the Secured Party in any action commenced by such assignee, transferee or secured party, as the case may be, as the Obligations become due.

10.13                Satisfaction and Discharge - Any partial payment or satisfaction of the Obligations, or any ceasing by the Debtor to be indebted to the Secured Party, shall be deemed not to be a redemption or discharge of this Security Agreement. The debtor shall be entitled to a release and discharge of this Security Agreement upon full payment and satisfaction of all Obligations and upon written request by the Debtor and payment to the Secured Party of all costs, charges, expenses and legal fees and disbursements (on a solicitor and his own client basis) incurred by the Secured Party in connection with the Obligations and such release and discharge.

10.14                Interpretation - In this Security Agreement:

(a)
"Collateral" has the meaning set out in Clause 1.01 hereof and any reference to Collateral shall, unless the context otherwise requires, be deemed a reference to Collateral as a whole or any part thereof;

(b)
"Debtor" and the personal pronoun "it" or "its" and any verb relating thereto and used therewith shall be read and construed as required by and in accordance with the context in which such words are used depending upon whether the Debtor is one or more individuals, corporations or partnerships and, if more than one, shall apply and be binding upon each of them severally;

(c)	"the Act" means the Personal Property Security Act of Alberta and all regulations thereunder as amended from time to time.

                         Words and expressions used herein that have been defined in the Act shall be interpreted in accordance with their respective meanings given in the Act unless otherwise defined herein or unless the context otherwise requires.

10.15                Copy of Agreement and Financing Statement - The Debtor hereby:

(a)	acknowledges receiving a copy of this Security Agreement, and

(b)	waives all rights to receive from the Secured Party a copy of any financing statement, financing change statement or verification statement filed at any time in respect of this Security Agreement.

                           IN WITNESS WHEREOF the parties have executed this General Security Agreement.

LSI GROUP LLC
by its authorized signatory

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